Exhibit C

‘

Department of the Treasury-Internal Revenue Service Forms 3699 and W8 BEN, which was recorded during a regular course of business and returned to the Private Treasury CID Officer for record keeping purposes.

Form **3699**
(Rev. January 1983)

Department of the Treasury – **Internal Revenue Service**

Return of Documents to Taxpayer

Date
04/14/2017

We are returning the documents checked at the right. Please keep them for your records unless otherwise indicated.

Thank you for your cooperation.

To:

HAZINE CHEMON CHERY
C/O 1455 NW 61 ST
MIAMI, FL 33142

Documents returned

- ☐ Receipts
- ☐ Forms W-2
- ☐ Canceled checks
- ☐ Forms W-4 *(To be filed with your employers to enable them to determine the amount of income tax to withhold from your wages.)*
- ☑ W-8BEN

Cat. No. 26600G

Form **3699** (Rev. 1-83)

To: INTERNAL REVENUE SERVICE Page 1 of 12 2017-03-29 21:15:11 (GMT) 17863647376 From: HAZINE CHERY

Form **W-8BEN**

(Rev. January 2017)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.
▶ Information about Form W-8BEN and its separate instructions is at www.irs.gov/formw8ben.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if:	**Instead, use Form:**
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the U.S. (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (i.e., a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner: chery, hazine chermon

2 Country of citizenship: united states of america (born in state of the Union)

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**
NO DOMICILE - NOT A STATUTORY (U.S.) CITIZEN

City or town, state or province. Include postal code where appropriate.
NO DOMICILE - NOT A STATUTORY (U.S.) CITIZEN

Country: N/A

4 Mailing address (if different from above)
C/O 1455 NW 61 ST.

City or town, state or province. Include postal code where appropriate.
MIAMI, FL [33142]

Country: U.S.

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions): N/A

6 Foreign tax identifying number (see instructions): N/A

7 Reference number(s) (see instructions): N/A

8 Date of birth (MM-DD-YYYY) (see instructions): N/A

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ______________________ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ______________ of the treaty identified on line 9 above to claim a ____ % rate of withholding on (specify type of income): ______________

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ______________

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself for chapter 4 purposes,
- The person named on line 1 of this form is not a U.S. person,
- The income to which this form relates is:
  (a) not effectively connected with the conduct of a trade or business in the United States,
  (b) effectively connected but is not subject to tax under an applicable income tax treaty, or
  (c) the partner's share of a partnership's effectively connected income,
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country, and
- [illegible] the beneficial owner is an exempt foreign person as defined in the instructions.

any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.

RECEIVED
APR 13 2017
ADJUSTMENT CORRESPONDENCE

Sign Here ▶ [signature] 3/29/2017
Signature of beneficial owner (or individual authorized to sign for beneficial owner) — Date (MM-DD-YYYY)

chery, hazine chermon
Print name of signer

COMPLETED
MAMC CAE DEPT
Capacity in which acting (if form is not signed by beneficial owner)

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. APR 07 2017 Form **W-8BEN** (Rev. 1-2017)

176

RECEIVED BY IRS-EEFAX 03/29/2017 5:37PM (GMT-04:00)